EXHIBIT 10.4
ARTES MEDICAL, INC.
NOTICE OF GRANT OF STOCK OPTION
(Immediately Exercisable)
                          (the “Optionee ”) has been granted an option (the “Option ”) to purchase certain shares of Common Stock of Artes Medical, Inc. (the “Company”) pursuant to the Company’s 2001 Stock Option Plan (the "Plan”), as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price:	$ per share

Initial Exercise Date:	Later of Date of Option Grant or Service commencement date.

Initial Vesting Date:

Option Expiration Date:	The date ten (10) years after the Date of Option Grant.

Tax Status of Option:	Incentive Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory Stock Option.)
Vested Shares: Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the number of option shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Optionee’s Service has not terminated prior to such date	1/8
Plus:
For each full month of the Optionee’s continuous Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48
     By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Stock Option Agreement, both, of which are attached to and made a part of this document. The Optionee acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

ARTES MEDICAL, INC.	OPTIONEE

By:

Signature
Its:

Address:	5870 Pacific Center Boulevard	Date:

	San Diego, CA 92121	Address:

ATTACHMENTS:	2001 Stock Option Plan, as amended to the Date of Option Grant; Stock Option Agreement and Exhibits